     As filed with the Securities and Exchange Commission on August 19, 1997

                                                      Registration No. 333-29035
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                             PATTERSON ENERGY, INC.
               (Exact name of registrant as specified in charter)


           Delaware                                      75-2504748
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              4510 Lamesa Highway
                             Snyder, Texas   79549
                                 (915) 573-1104
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               Cloyce A. Talbott
                              4510 Lamesa Highway
                             Snyder, Texas   79549
                                 (915) 573-1104
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Thomas H. Maxfield, Esq.
                             Baker & Hostetler LLP
                          303 East Seventeenth Avenue
                                   Suite 1100
                            Denver, Colorado   80203

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





ITEM 16.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference herein:

   Exhibit     Item 601 Cross
   Number        Reference       Document as Form S-3 Exhibit
   ------     ---------------    ----------------------------
     2.1             2           Asset Purchase Agreement, dated April 22, 1997, among and between Patterson
                                 Drilling Company and Ziadril, Inc.(1)

     2.2             2           Asset Purchase Agreement, dated June 4, 1997, among Patterson Energy, Inc.,
                                 Patterson Drilling Company and Wes-Tex Drilling Company.(2)

    2.2.1            2           Amendment to Asset Purchase Agreement, dated June 4, 1997, among Patterson
                                 Energy, Inc., Patterson Drilling Company and Wes-Tex Drilling Company.(2)

     2.3             2           Agreement, dated June 4, 1997, among Patterson Energy, Inc., Patterson
                                 Drilling Company, Greathouse Foundation and Myrle Greathouse, Trustee under
                                 Agreement dated June 2, 1997.(2)

     2.4             2           Asset Purchase Agreement, dated August 1, 1997, between Patterson Drilling
                                 Company and McGee Drilling Corporation(1)

     4.1             4           Excerpt from Restated Certificate of Incorporation of Patterson Energy, Inc.
                                 regarding authorized Common Stock and Preferred Stock(3)

     4.2             4           Rights Agreement dated as of January 2, 1997, between Patterson Energy, Inc.
                                 and Continental Stock Transfer & Trust Company, as Rights Agent(4)
    5.1.1            5           Opinion of Baker & Hostetler LLP regarding legality of the Shares to be offered(1)

   Exhibit     Item 601 Cross
   Number        Reference       Document as Form S-3 Exhibit
   ------     ---------------    ----------------------------
   15.1.2            15          Awareness Letter of Coopers & Lybrand L.L.P.

   15.2              15          Awareness Letter of Davis, Kinard & Co., P.C.(5)

   23.1.1            23          Consent of Independent Accountants, Coopers & Lybrand L.L.P(5)

   23.2.1            23          Consent of Independent Public Accountants.(1)

   23.3.1            23          Consent of M. Brian Wallace, independent petroleum engineer(1)

   23.4.1            23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1.1)

   23.5              23          Consent of Independent Accountants, Davis, Kinard & Co., P.C.(5)

   24.1              24          Powers of Attorney (included on the signature page of Form S-3 (Registration
                                 Statement No. 333-29035) filed with the Commission on June 12, 1997)


--------------------


(1) Filed as an Exhibit to Amendment No. 1 to Form S-3 (Registration No. 333-29035) filed with the Commission on August 5, 1997.


(2) Incorporated by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K, dated June 3, 1997, filed June 11, 1997.

(3) Filed as an Exhibit to Form S-3 (Registration No. 333-181123) filed with the Commission on December 18, 1996.

(4) Incorporated by reference to Item 2 "Exhibits" to Form 8-A dated January 10, 1997, and filed with the Commission on January 14, 1997.


(5) Filed as an Exhibit to Amendment No. 2 to Form S-3 (Registration No. 333-29035) filed with the Commission on August 18, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas on the 19th day of August, 1997.




                                        PATTERSON ENERGY, INC.


                                        By:    /s/ A. Glenn Patterson
                                           ------------------------------------
                                           A. Glenn Patterson, President




      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed as of August 19, 1997, by the following persons in the capacities indicated:





      /s/ Cloyce C. Talbott                             Chairman of the Board, Director and Chief
 ---------------------------------------------------    Executive Officer
                   Cloyce A. Talbott
              Principal Executive Officer

      /s/ A. Glenn Patterson                            President, Chief Operating Officer and Director
 ---------------------------------------------------
                  A. Glenn Patterson

                              *                         Director
 ---------------------------------------------------
                  Robert C. Gist

                              *                         Director
 ---------------------------------------------------
                  Kenneth E. Davis


                              *                         Director
 ---------------------------------------------------
                  Vincent A. Rossi, Jr.

      /s/ James C. Brown                                Vice President--Finance, Secretary and Treasurer
 ---------------------------------------------------    and Chief Financial Officer
                    James C. Brown
            (Principal Accounting Officer)

 *By: /s/ Cloyce A.  Talbott
     -----------------------------------------------
                   Cloyce A. Talbott
                   Attorney-in-Fact

                              INDEX TO EXHIBITS




   Exhibit     Item 601 Cross
   Number        Reference       Document as Form S-3 Exhibit
   ------     ---------------    ----------------------------
     2.1             2           Asset Purchase Agreement, dated April 22, 1997, among and between Patterson
                                 Drilling Company and Ziadril, Inc.(1)

     2.2             2           Asset Purchase Agreement, dated June 4, 1997, among Patterson Energy, Inc.,
                                 Patterson Drilling Company and Wes-Tex Drilling Company.(2)

    2.2.1            2           Amendment to Asset Purchase Agreement, dated June 4, 1997, among Patterson
                                 Energy, Inc., Patterson Drilling Company and Wes-Tex Drilling Company.(2)

     2.3             2           Agreement, dated June 4, 1997, among Patterson Energy, Inc., Patterson
                                 Drilling Company, Greathouse Foundation and Myrle Greathouse, Trustee under
                                 Agreement dated June 2, 1997.(2)

     2.4             2           Asset Purchase Agreement, dated August 1, 1997, between Patterson Drilling
                                 Company and McGee Drilling Corporation(1)

     4.1             4           Excerpt from Restated Certificate of Incorporation of Patterson Energy, Inc.
                                 regarding authorized Common Stock and Preferred Stock(3)

     4.2             4           Rights Agreement dated as of January 2, 1997, between Patterson Energy, Inc.
                                 and Continental Stock Transfer & Trust Company, as Rights Agent(4)

    5.1.1            5           Opinion of Baker & Hostetler LLP regarding legality of the Shares to be offered(1)

   15.1.2            15          Awareness Letter of Coopers & Lybrand L.L.P.

   15.2              15          Awareness Letter of Davis, Kinard & Co., P.C.(5)

   23.1.1            23          Consent of Independent Accountants, Coopers & Lybrand L.L.P.(5)

   23.2.1            23          Consent of Independent Public Accountants(1)

   23.3.1            23          Consent of M. Brian Wallace, independent petroleum engineer(1)

   23.4.1            23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1.1)

   23.5              23          Consent of Independent Accountants, Davis, Kinard & Co., P.C.(5)

   24.1              24          Powers of Attorney (included on the signature page of Form S-3 (Registration
                                 Statement No. 333-29035) filed with the Commission on June 12, 1997)


--------------------


(1) Filed as an Exhibit to Amendment No.1 to Form S-3 (Registration No. 333-29035) filed with the Commission on August 5, 1997.


(2) Incorporated by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K, dated June 3, 1997, filed June 11, 1997.

(3) Filed as an Exhibit to Form S-3 (Registration No. 333-181123) filed with the Commission on December 18, 1996.

(4) Incorporated by reference to Item 2 "Exhibits" to Form 8-A dated January 10, 1997, and filed with the Commission on January 14, 1997.


(5) Filed as an Exhibit to Amendment No. 2 to Form S-3 (Registration No. 333-29035) filed with the Commission on August 18, 1997.